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                                                                    EXHIBIT 4.10

                                  FORM 53-901F

                                 SECURITIES ACT

                          MATERIAL CHANGE REPORT UNDER
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
               AND EQUIVALENT LEGISLATION OF OTHER JURISDICTIONS

ITEM 1.  REPORTING ISSUER

         Cardiome Pharma Corp.
         6190 Agronomy Road, 6th Floor
         Vancouver, BC V6T 1Z3

ITEM 2.  DATE OF MATERIAL CHANGE

         March 1, 2005

ITEM 3.  PRESS RELEASE

         March 1, 2005 - Vancouver, British Columbia

ITEM 4.  SUMMARY OF MATERIAL CHANGE

         Cardiome Pharma Corp announced that it has filed a short form preliminary base PREP prospectus with the Canadian securities regulators and a registration statement with the U.S. Securities and Exchange Commission in connection with an offering of 8,500,000 common shares.

ITEM 5.  FULL DESCRIPTION OF MATERIAL CHANGE

         See attached press release.

ITEM 6. RELIANCE ON SECTION 85(2) OF THE SECURITIES ACT (BRITISH COLUMBIA) AND EQUIVALENT LEGISLATION OF OTHER JURISDICTIONS

         Not Applicable.

ITEM 7.  OMITTED INFORMATION

         Not Applicable.

ITEM 8.  SENIOR OFFICER

         Name:         Christina Yip
         Title:        Vice President, Finance and Administration
         Phone No.:    604-677-6905

ITEM 9.  STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

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Dated at Vancouver, British Columbia, this 1st day of March, 2005.

                                CARDIOME PHARMA CORP.





                                PER:    /s/ Christina Yip
                                      -----------------------------
                                      CHRISTINA YIP,
                                      VICE PRESIDENT, FINANCE AND ADMINISTRATION

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THIS REGULATION THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.


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[CARDIOME LOGO]           6190 Agronomy Rd             Tel: 604-677-6905
                             6th Floor                 Fax: 604-677-6915
                            Vancouver, BC              Website: www.cardiome.com
                           V6T 1Z3 CANADA
--------------------------------------------------------------------------------

                  FOR IMMEDIATE RELEASE NASDAQ: CRME TSX: COM

            CARDIOME PHARMA CORP. FILES PRELIMINARY PROSPECTUS WITH CANADIAN AND U.S. SECURITIES AUTHORITIES FOR AN OFFERING
                           OF 8,500,000 COMMON SHARES

VANCOUVER, CANADA, MARCH 1, 2005 Cardiome Pharma Corp. (NASDAQ: CRME, TSX: COM) announced today that it has filed a short form preliminary base PREP prospectus with the Canadian securities regulators and a registration statement with the U.S. Securities and Exchange Commission in connection with an offering of 8,500,000 common shares. In connection with this offering, Cardiome plans to grant to the underwriters a 30-day option to purchase up to an additional 1,275,000 common shares to cover over-allotments, if any. All of the shares will be offered by the company and will consist of newly issued common shares. The offering is expected to be made primarily in the United States.

UBS Investment Bank and CIBC World Markets Corp. will be acting as joint book running managers in this offering. The syndicate of underwriters also includes GMP Securities Ltd., Leerink Swann & Company, First Associates Investments Inc. and Orion Securities Inc. When available, copies of the preliminary prospectus may be obtained from UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, NY 10171 or 161 Bay Street, Suite 4100, Toronto, Ontario, M5J 2S1 and from CIBC World Markets Corp. by email at useprospectus@us.cibc.com, by fax at 212-667-6136 or 161 Bay Street, 6th Floor, Toronto, Ontario, M5J 2S8.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT CARDIOME PHARMA CORP.

Cardiome is a life sciences company focused on developing proprietary drugs to treat or prevent cardiovascular diseases. Its current efforts are focused on the treatment of atrial arrhythmias and congestive heart failure.

FOR FURTHER INFORMATION:
Don Graham
Director of Corporate Communication
(604) 676-6963 or Toll Free: 1-800-330-9928
Email: dgraham@cardiome.com

The statements in this press release relating to the proposed public offering include certain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are based on the company's current expectations but they involve a number of risks and uncertainties. The timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital markets conditions and other risks detailed in our filings with the Securities and Exchange Commission available at http://www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law. The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.